                                                                                    EXHIBIT 10.2

CONSENT TO SUBLEASE,

RECOGNITION AGREEMENT

AND AMENDMENT TO LEASE

POST-MONTGOMERY ASSOCIATES, a California general partnership ("Landlord"), hereby consents to the subletting by BROADPOINT SECURITIES GROUP, INC. (f/k/a First Albany Companies), a New York corporation ("Tenant"), to JEFFERIES & COMPANY, INC., a Delaware corporation ("Subtenant"), of Tenant's premises (the "Premises") in the building known as Post-Montgomery Center, San Francisco, California, for a term expiring not later than July 30, 2015, which premises are now leased and demised by Landlord to Tenant by that certain Lease dated as of March 31, 2005 (the "Lease"), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

1.    Tenant shall be and remain liable and responsible for the due keeping, performance and observance, throughout the term of the Lease, of all of the covenants and agreements therein set forth on the part of Tenant to be kept, performed and observed and for the payment of the fixed rent, additional rent and all other sums and any other charges whatsoever now and/or hereafter becoming payable thereunder, expressly including as such additional rent, any and all charges for any property, material, labor, utility or other services furnished or rendered by Landlord in or in connection with the premises demised by the Lease, whether for, or at the request of, Tenant or Subtenant.

2.    Subject to the terms hereof, the sublease (the "Sublease") to cover the space to be sublet by Tenant to Subtenant (the "Sublet Premises") shall be subject and subordinate at all times to the Lease, and to all of the covenants and agreements of the Lease and of this Consent, and Subtenant shall not do, permit or suffer anything to be done in or in connection with Subtenant's use or occupancy of the Sublet Premises which would violate any of such covenants and agreements.

3.    Neither the Sublease nor this Consent thereto shall:

(a)    Release or discharge Tenant from any liability whether past, present or future, under the Lease;

(b)    Operate as a consent to or approval by Landlord of any of the terms, covenants, conditions, provisions or agreements of the Sublease and Landlord shall not be bound thereby;

(c)    Be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Lease or to waive any breach thereof, or any of Landlord's rights thereunder, or enlarge or increase Landlord's obligations thereunder; or

(d)    Be construed as a consent by Landlord to any further subletting by Tenant or Subtenant or to any assignment by Tenant of the Lease or assignment by Subtenant of the Sublease, whether or not the Sublease  purports to permit the same.

4.    This Consent is not assignable, nor shall this Consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord's prior written consent.

5.    Tenant covenants and agrees that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant agrees to indemnify Landlord against the same and against any cost or expense (including but not limited to attorneys' fees and expenses) incurred by Landlord in resisting any claim for any such brokerage commission.

6.    The Sublet Premises shall (subject to all of the covenants and agreements of the Lease) be used solely for the purposes permitted by the Lease.

7.    In the event that the term of the Lease should expire or terminate prior to the term stated in the Sublease or if Landlord accepts a surrender of the Premises from Tenant, it is agreed that so long as the Recognition Conditions (as defined below) are satisfied at the time of that expiration, termination or surrender (i) Landlord shall not disturb Subtenant in Subtenant's possession of the Premises and Landlord shall recognize Subtenant pursuant to the terms of the Direct Lease (as defined below) at the time of that expiration or termination and the Direct Lease shall thereafter continue in full force and effect as a direct lease between Landlord and Subtenant for the balance of the term of the Sublease on all of the terms of the Direct Lease, and (ii) Subtenant agrees to attorn to Landlord and to recognize Landlord as Subtenant's landlord, upon the terms and conditions of the Direct Lease.  In the event the Recognition Conditions are not then satisfied and Landlord has not elected in its sole discretion to waive any unsatisfied Recognition Condition, then upon the expiration or any earlier termination of the term of the Lease or in case of the surrender of the Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall terminate as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the Sublet Premises on such date.  Any failure of the Subtenant to vacate the Sublet Premises by that date shall be deemed a failure of Tenant to vacate the Premises and a continuing occupancy of the Premises by Tenant.  As used herein, the term "Recognition Conditions" means:

(a)    No default on the part of Subtenant exists under the Sublease which has continued uncured after the expiration of the applicable cure period in the Sublease.

(b)    No default attributable to Subtenant exists under the Lease that has not been cured within the applicable cure period under the Lease.

(c)    No default on the part of Subtenant exists under this Agreement which has continued uncured for more than ten (10) days after written notice of such default.

(d)    If Subtenant's net worth (as defined by, and determined in accordance with, GAAP) at the time of the expiration, termination or surrender of the Lease by Tenant is less than $1,000,000,000.00 (the "Net Worth Trigger Event"), Tenant shall have either (i) provided Landlord with a cash security deposit in an amount equal to three months of Base Rent due under the Direct Lease during the first three months after the commencement date of the Direct Lease (the "Security Amount"), or (ii) provided to Landlord a letter of credit in the Security Amount in the form required by the Direct Lease within fifteen (15) days after the occurrence of the Net Worth Trigger Event.

(e)    If so requested by Landlord, Tenant shall have executed and delivered to Landlord a new form of Direct Lease meeting the requirements of Section 8 of this Consent.

8.    As used herein, the term "Direct Lease" means a lease on the same terms and conditions as the Lease with the following modifications:

(a)    The Tenant shall be Subtenant.

(b)    The Commencement Date and the Rent Commencement Date shall be immediately after the expiration, termination or surrender of the Lease and the Term shall run from that date through the Expiration Date of July 31, 2015.

(c)    The Monthly Base Rent shall be $65,400.00.

(d)    The Base Year for the purposes of Article 5 of the Direct Lease shall be calendar year 2009.

(e)    The Tenant's Address shall be the Premises and such other addresses as Subtenant may provide Landlord notice as provided in the Direct Lease.

(f)    There shall be no broker for Landlord or Tenant.

(g)    Section 3.1(a) of the Lease shall instead read as follows:

"(a)  The term of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated or extended pursuant to the provisions of this Lease.  Prior to the Commencement Date, Tenant was in possession of the Premises pursuant to a sublease between Tenant and the prior lessee of the Premises.  Tenant agrees to accept the Premises in their "AS IS" condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Premises or to provide any Tenant improvement allowance.  Landlord shall have no liability to Tenant for any delay or interference with Tenant's occupancy of the Premises caused by the prior lessee, including without limitation any effort by that prior lessee to obtain possession of the Premises or dispute the termination or expiration of the Term of its prior lease.  Concurrently with Tenant's execution of the Lease, Tenant shall execute and deliver to Landlord a Confirmation of Lease Term in the form of Exhibit D attached hereto."

(h)    If the Net Worth Trigger Event has occurred and Tenant has elected to provide Landlord with a cash security deposit in lieu of a letter of credit as provided in Section 7(e), above, the following new Article 26 is added to the Lease:

                                 "26.           Security Deposit.

                                  26.1           Application of Security Deposit.  Prior to this Lease becoming effective, Tenant shall pay to Landlord a security deposit in the amount of $196,200.00 (the "Security Deposit").  The Security Deposit shall be held by Landlord as security for the performance by Tenant of all its obligations under this Lease.  If Tenant fails to pay any Rent when due or otherwise fails to perform or fulfill any obligation, covenant, condition or agreement under this Lease on a timely basis, in each case, beyond applicable notice and cure periods in this Lease, Landlord, without notice to Tenant, may (but shall not be obligated to) use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or for the payment of any other amounts expended or incurred by Landlord by reason of such failure, or to compensate Landlord for any loss or damage which Landlord may incur thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2.  Exercise by Landlord of its rights hereunder shall not constitute a waiver of, or relieve Tenant from any liability for, Tenant's failure to perform hereunder.  If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after demand by Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount.  If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not been applied by Landlord, shall be returned, with interest as provided in Section 26.2, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of (i) the expiration of the Term or earlier termination of this Lease (other than on account of an Event of Default) and (ii) Tenant's vacation of the Premises in the condition specified by this Lease. Tenant waives the provisions of California Civil Code Section 1950.7, or any similar or successor laws now or hereinafter in effect, that restrict Landlord's use or application of the Security Deposit, or that pertain to the return of the Security Deposit. Landlord's receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Landlord and Tenant, and Landlord need not keep the Security Deposit separate from its general accounts. Landlord's return of the Security Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease.  Upon termination of the original Landlord's (or any successor landlord's) interest in this Lease, the original Landlord (or such successor landlord) shall be released from further liability with respect to the Security Deposit upon the original Landlord's (or such successor landlord's) compliance with California Civil Code Section 1950.7, or successor statute.

          26.2           Interest on Security Deposit.  Landlord may elect to either commingle the Security Deposit in its general accounts or deposit the Security Deposit in an interest-bearing demand account at a national bank of its choice.  In the event Landlord elects to deposit the Security Deposit in a national bank of Landlord's choice, interest shall be credited to Tenant and added to the Security Deposit in an amount equal to the actual interest earned on that account, less Landlord's good faith estimate of the income taxes payable by Landlord on those earnings at Landlord's highest marginal rate.  If Landlord elects to hold the Security Deposit in its own accounts commingled with its funds, Landlord shall credit Tenant with imputed interest on the Security Deposit at a rate equal to the rate being paid by a national bank selected by Landlord on demand deposits of like amounts, less Landlord's good faith estimate of the income taxes to be payable on that amount of interest at Landlord's highest marginal rate.  If Landlord elects to deposit the Security Deposit in a national bank, that deposit shall be at Tenant's sole risk and Landlord shall have no liability for the return of the Security Deposit to Tenant to the extent any failure of that bank results in a loss of all or any portion of that deposit."

(i)    If the Net Worth Trigger Event has occurred and Tenant has elected to provide Landlord with a letter of credit in lieu of a cash security deposit as provided in Section 7(d), above, Article 37 is amended and restated in its entirety to read as provided in Exhibit B attached hereto.

(j)    If the Net Worth Trigger Event does not occur, thereafter Article 37 is deleted and of no effect in the Direct Lease.

(k)   The following provisions of the Lease are deleted and inapplicable to the Direct Lease:  Section 3.1(b), Section 3.2, Section 4.1(b), Section 5.4, Article 33, Article 34, and Exhibit C.

(l)    If the Net Worth Trigger Event occurs, Subtenant's failure to deliver either the cash security deposit in the Security Amount or the letter of credit as required by Article 37 within fifteen (15) days after the occurrence of the Net Worth Trigger Event shall be an Event of Default under the Direct Lease without additional notice or opportunity to cure.  If Subtenant initially delivers a cash security deposit in the Security Amount within that fifteen (15) day period, Tenant may at any time within ninety (90) days thereafter substitute a Letter of Credit in the Security Amount for that cash security deposit so long as that Letter of Credit otherwise meets the requirements of Article 37.

9.    In the event of a recognition and attornment as provided in Section 7 above, Landlord shall not be:

(a)   liable for any act or omission of any prior sublandlord (including Tenant); or

(b)   obligated to cure any defaults of any prior sublandlord (including Tenant), but in no event shall Landlord be relieved of its obligations to cure any ongoing defaults by it under the Lease; or

(c)           subject to any offsets or defenses which Subtenant may be entitled to assert against any prior sublandlord (including Tenant); or

(d)   bound by any payment of rent or additional rent by Subtenant to any prior landlord (including Tenant); or

(e)    liable or responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit paid to any prior sublandlord (including Tenant), whether or not still held by such prior sublandlord, unless and until Landlord has actually received for its own account as landlord the full amount of such security deposit.

10.    Tenant acknowledges that Landlord is agreeing to the recognition of the Base Rent and Base Year provisions of the Sublease in certain circumstances as provided in Section 8 above as an accommodation to Tenant.  In the event that the Lease is terminated, Tenant hereby consents and agrees to the recognition of Subtenant by Landlord for the Base Rent and Base Year contained in the Sublease and irrevocably acknowledges and agrees that the Base Rent and Base Year provisions of the Sublease constitute the maximum rental loss that could have been reasonably avoided and waives any right to assert that any greater amount of rental loss could have been avoided and any claim that Landlord has not met its obligations to mitigate damages arising upon a termination of the Lease by reason of a default by Tenant.

11.    In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Agreement or the Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit (provided Landlord shall have delivered such security deposit to such party), and Subtenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.  The liability of Landlord to Subtenant for any default by Landlord under this Agreement or the Lease after such attornment, or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublet Premises, shall be limited to the interest of the Landlord in the Building.  Under no circumstances shall any present or future member of Landlord have any liability for the performance of Landlord's obligations under this Agreement or the Lease.

12.    A true and complete copy of the Sublease and a true and complete copy of each amendment thereto shall be delivered to Landlord within ten days after the execution and delivery thereof by the parties thereto; it being understood that Landlord shall not be deemed to be a party to the Sublease or any such amendment nor bound by any of the covenants or agreements thereof and that neither the execution and delivery of this Consent nor the receipt by Landlord of a copy of the  Sublease or a copy of any such amendment shall be deemed to change any provision of this Consent or to be consent to, or an approval by Landlord of, any covenant or agreement contained in the Sublease or any such amendment.

13.    All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

14.    This Consent shall not be effective and binding unless and until (a) it has been  fully executed and delivered by all of the parties hereto and (b) Landlord shall have received from Tenant $7,500.00 as reimbursement of Landlord's fees and charges in connection with this Consent.

15.    In the event of Tenant's default in the payment of rent or additional rent under the provisions of the Lease, the rent due from the Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right, under such default, at any time at Landlord's option, to give notice of such assignment to the Subtenant.  Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord, or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease.  Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

16.    Tenant and Subtenant understand and acknowledge that Landlord's consent to the Sublease is not a consent to any improvement or alteration work being performed in the Sublet Premises, that Landlord's consent therefor must be separately sought in accordance with the terms of the Lease.

17.    Both Tenant and the Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises, including without limitation, any services and materials supplied beyond that which is required by the terms of the Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than Tenant) occupying the Sublet Premises (including but not limited to any excess cost to Landlord of services furnished to or for the Sublet Premises resulting from the extent to which Subtenant uses them for purposes other than as set forth in the Lease).  Subtenant may make requests for overtime services to be rendered to the Sublet Premises in accordance with the terms of the Lease to Landlord and Landlord may submit bills to Subtenant directly for all such charges, but except as expressly set forth herein, neither such billing nor Landlord's acceptance of request for overtime services or payment directly from Subtenant shall create or be deemed to create any privity of contract between Landlord and Subtenant.

18.    Subject to the terms hereof, the term of the Sublease shall expire and come to an end, regardless of any provision of the Sublease to the contrary, upon the earlier of (i) its natural expiration date or any premature termination date thereof or (ii) concurrently with any premature termination or natural expiration of the Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Tenant, or by operation of law or at Landlord's option in the event of default by Tenant).

19.    Landlord and Tenant hereby agree that the Lease is amended by adding a new Article 37 in the form of "Exhibit A" attached hereto.

20.    As additional consideration for this Consent, Tenant hereby certifies that:

(a) The Lease is in full force and effect.

(b) To Tenant's knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Lease.

(c) There are no existing offsets or defenses which Tenant has against the enforcement of the Lease by Landlord.

21.    Landlord hereby certifies that:  (i) the Lease is in full force and effect; and (ii) to Landlord's knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Lease.

22.    By executing this Consent, Subtenant acknowledges that it has received a copy of the Lease from Tenant.

23.    Tenant and Landlord hereby agree that the Expansion Option in Article 34 of the Lease is of no further force or effect.

24.    As used herein the term "Subtenant" shall include Subtenant, its successors and assigns; the words "termination" and "eviction" as used herein shall be deemed to include the termination of Tenant's estate in the Premises by voluntary surrender (or release) in lieu of eviction, and the word "Landlord" shall include Landlord herein specifically named and any of its successors, assigns and grantees, including anyone who shall have succeeded to Tenant's interest in the Premises by, through or under foreclosure of the Lease or a deed in lieu thereof.

25.    All notices, demands and requests which may be given or which are required to be given by any party to the other must be in writing.  All notices, demands and requests shall be sent by personal delivery or a nationally recognized overnight courier service, fee for overnight delivery paid and addressed as follows or at such substitute addresses as may be specified by any party by written notice furnished to the others in accordance herewith:

If to Landlord:

Post Montgomery Center
One Montgomery Street, Suite 3220
San Francisco, California   94104

If to Tenant:

Broadpoint Securities Group, Inc.
677 Broadway
Albany, New York   12207
Attention:  General Counsel

With a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, New York   10036
Attention:  Sean H. Porter, Esq.

If to Subtenant:

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York   10022
Attention:  Barry Alton

With a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York   10036
Attention:  Neil R. Tucker, Esq.

Notices shall be deemed given on the date of actual receipt by the addressee as evidenced by a receipt therefor, if received on a business day, or the first business day following receipt, if received on a non-business day, or when delivery is first refused, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

26.    This Consent shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

27.    This Consent may be executed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

28.    Landlord agrees to (i) provide a copy of this Consent to any purchaser, assignee or transferee of Landlord's interest in the Premises, and (ii) deliver any letter of credit(s) delivered by Tenant and/or Subtenant in connection with the Lease or Direct Lease and this Consent to such purchaser, assignee or transferee; provided that if the assignment is for security purposes only, the letter of credit(s) need not be delivered unless required by the assignee.

IN WITNESS WHEREOF, this Consent is executed as of November ___, 2008.

"LANDLORD"

POST-MONTGOMERY ASSOCIATES,
a California general partnership

By:           Cushman & Wakefield of California, Inc.,
as agent for The Prudential Insurance Company
of America, a general partner

By: /s/ Susan Court

             Susan Court

                      Its:  General Managers

By:           UBS REALTY INVESTORS LLC, as agent for
NLI PROPERTIES WEST, INC., a general partner

By: /s/ Thomas Enger

             Thomas Enger

      Its:  Executive Director

"TENANT"

BROADPOINT SECURITIES GROUP, INC. (f/k/a
First Albany Companies), a New York corporation

By: /s/ Lee Fensterstock

      Its: Chairman & CEO

"SUBTENANT"

JEFFERIES & COMPANY, INC., a Delaware corporation

By: /s/ Barry G. Alton

      Its: SVP Corporate and Real Estate Services

EXHIBIT A

                                            37.    LETTER OF CREDIT

37.1 Letter of Credit.  Tenant agrees to provide, at Tenant's sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below.  The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  As used herein the term "Letter of Credit Required Amount" initially means $338,981.00.  Subject to the remaining terms of this Article 37, and provided the Reduction Condition (as defined below) has been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Required Amount so that the new Required Amount shall be $314,981.00 effective as of January 1, 2011; $280,981.00 effective as of January 1, 2012; $223,981.00 effective as of January 1, 2013; $150,981.00 effective as of January 1, 2014; and $54,981.00 effective as of January 1, 2015.  If Tenant is not entitled to reduce the Required Amount as of a particular reduction effective date due to the failure of the Reduction Condition, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had the Reduction Condition been satisfied.  If Tenant is entitled to a reduction in the Required Amount, Tenant shall provide Landlord with written notice requesting that the Required Amount be reduced as provided above (the “Reduction Notice”).  If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the new Required Amount or amending the then-existing Letter of Credit to that new Required Amount.  The term "Reduction Condition" means no Event of Default shall have occurred and be continuing under this Lease.

37.2 Delivery of Letter of Credit.  (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until sixty (60) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord upon the L/C Delivery Date (as defined below).  As used herein, the term "L/C Delivery Date" means the date of the execution and delivery by Tenant of the Consent to Sublease, Recognition Agreement and Amendment to Lease which adds this Article to the Lease (the "Consent and Recognition Agreement").  So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within sixty (60) days after the Expiration Date  The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 37.  All of Tenant's rights and all of Landlord's obligations under this Lease are strictly contingent on Tenant's delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

37.3 Draws on the Letter of Credit.  Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Article 37.  Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant's failure to carry out its obligations under this Lease; (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant's failure to carry out its obligations under this Lease; and/or (d) to compensate Landlord for agreeing to enter into the Direct Lease (as defined in the Consent and Recognition Agreement) pursuant to the Consent and Recognition Agreement at a different Base Rent and Base Year than the Base Rent and Base Year provided for in this Lease.  In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant's obligations under this Lease.  Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future).  Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default, and to compensate Landlord for entering into the Direct Lease pursuant to the Consent and Recognition Agreement at a different Base Rent and Base Year than the Base Rent and Base Year provided for in this Lease.  Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Article 37 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds.  Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder.  Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code's automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 37.3.  Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the L/C Bank.  Landlord may draw on the Letter of Credit and/or apply any Deposit in any order.

37.4 Applicable Definitions.

"Draw Event" means each of the following events:

(a) the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events:  (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(b) the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

(c) the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within five (5) business days after the amount is due; provided that in the event Tenant is entitled to a notice prior to the occurrence of an Event of Default for non-payment of Base Rent pursuant to Section 20.1(a), this Draw Event shall not be deemed to have occurred until expiration of five (5) business days after that notice (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, any failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or to pay any other monetary obligation within five (5) business days after the amount is due).

(d) the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord or, if the failure is of a nature requiring more than thirty (30) days to cure, then such additional period as is reasonably required to cure the same, but only if Tenant commences cure within such thirty (30) day period and thereafter diligently pursues such cure to completion (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within (i) thirty (30) days from the date of the breach, or (ii) if the failure is of a nature requiring more than thirty (30) days to cure, such additional period as is reasonably required to cure the same, but only if Tenant commences cure within such thirty (30) day period and thereafter diligently pursues such cure to completion).

"Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

"L/C Bank" means any United States bank which is approved by Landlord in Landlord's sole discretion.  Landlord hereby approves of The Bank of New York Mellon as the L/C Bank.

"Letter of Credit" means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Section 37.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Schedule 1.

37.5 Transfer of Letter of Credit.  The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and in such event, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred.  Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

37.6 Letter of Credit is Not Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way:  (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord's rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then  Tenant full and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord's damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

SCHEDULE 1

FORM OF LETTER OF CREDIT

BENEFICIARY Post Montgomery Associates One Montgomery Street, Suite 3220 San Francisco, CA 94104 Attn: Building Manager	APPLICANT Broadpoint Securities Group, Inc. 1 Penn Plaza New York, NY 10119-4000

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. XXXXXXXX IN FAVOR OF POST MONTGOMERY ASSOCIATES FOR THE ACCOUNT OF BROADPOINT SECURITIES GROUP, INC. FOR A SUM NOT EXCEEDING $338,981, AVAILABLE BY YOUR DRAFTS AT SIGHT ON US EFFECTIVE IMMEDIATELY AND EXPIRING AT OUR COUNTERS AT OUR CLOSE OF BUSINESS ON NOVEMBER XX, 2009.

DRAFTS DRAWN HEREUNDER MUST BE ACCOMPANIED BY A STATEMENT SIGNED BY ONE OF YOUR AUTHORIZED SIGNATORIES READING AS FOLLOWS:  "THE AMOUNT OF THE ACCOMPANYING DRAFT IS DUE AND PAYABLE TO THE LANDLORD UNDER A CERTAIN OFFICE LEASE DATED AS OF MARCH 31, 2005, BETWEEN POST MONTGOMERY ASSOCIATES AND BROADPOINT SECURITIES GROUP, INC."

DRAFTS DRAWN HEREUNDER MUST INDICATE:  "DRAWN UNDER LETTER OF CREDIT NO. XXXXXXXX OF THE BANK OF NEW YORK MELLON."  IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR FURTHER PERIODS OF ONE YEAR FROM THE PRESENT AND EACH FUTURE EXPIRATION DATE, UNLESS, AT LEAST THIRTY (30) DAYS PRIOR TO SUCH DATE, WE SHALL SEND YOU NOTICE IN WRITING BY OVERNIGHT COURIER, TO THE ATTENTION OF YOUR BUILDING MANAGER AT THE ABOVE ADDRESS THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD.  ANY SUCH NOTICE WILL BE EFFECTIVE THREE (3) DAYS AFTER BEING SENT BY US, AND THEREAFTER YOU MAY DRAW DRAFTS(S) ON US AT SIGHT FOR AMOUNTS UP TO THE REMAINING BALANCE OF THIS LETTER OF CREDIT ON OR BEFORE THE THEN APPLICABLE EXPIRATION DATE, AND SUCH DRAFT(S) NEED NOT BE ACCOMPANIED BY ANY STATEMENT.  THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY TO ANY ASSIGNEE OF TRANSFEREE OF YOUR INTEREST IN THE OFFICE LEASE REFERRED TO ABOVE WITHOUT ANY FEE OR CHARGE ON YOUR PART OR ON THE PART OF THE TRANSFEREE.  SAID TRANSFER IS TO BE EFFECTED AT OUR COUNTERS AND IS CONTINGENT UPON:

A)	THE SATISFACTORY COMPLETION OF OUR TRANSFER FORM, ATTACHED HERETO, WITH THE SPECIMEN SIGNATURE OF THE BENEFICIARY'S AUTHORIZED SIGNATURE PROPERLY VERIFIED BY AN OFFICER OF THE BENEFICIARY'S BANK; AND

B)	RETURN OF THE ORIGINAL OF THIS LETTER OF CREDIT FOR ENDORSEMENT THEREON BY US TO THE TRANSFEREE.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED AS STATED ABOVE, THE SIGHT DRAFT(S) REQUIRED HEREIN ARE TO BE EXECUTED BY THE TRANSFEREE AS BENEFICIARY.

UNDER NO CIRCUMSTANCES SHALL THIS LETTER OF CREDIT BE TRANSFERRED TO ANY PERSON OR ENTITY WITH WHICH U.S. PERSONS OR ENTITIES ARE PROHIBITED FROM CONDUCTING BUSINESS UNDER U.S. FOREIGN ASSET CONTROL REGULATIONS AND ANY OTHER U.S. LAWS AND REGULATIONS.  PARTIAL DRAWINGS UNDER THIS LETTER OF CREDIT ARE PERMITTED.  THE AMOUNT AND DATE OF PRESENTATION OF ANY DRAFT DRAWN AND PRESENTED PURSUANT TO THE TERMS OF THIS LETTER OF CREDIT SHALL BE NOTED ON THIS LETTER OF CREDIT BY US. AFTER MAKING SUCH NOTATION, THIS LETTER OF CREDIT SHALL BE RETURNED IMMEDIATELY TO YOU, UNLESS ANY SUCH DRAFT PRESENTED AND PAID SHALL HAVE EXHAUSTED THIS CREDIT, IN WHICH CASE THIS LETTER OF CREDIT SHALL BE RETAINED BY US.  WE HEREBY ENGAGE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFTS WILL BE DULY HONORED IF PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT THE BANK OF NEW YORK MELLON, 525 WILLIAM PENN PLACE, 3 MELLON CENTER - ROOM 1930, PITTSBURGH, PA 15259-0001 PRIOR TO THE TIME OF THE EXPIRATION HEREOF.  PRESENTMENT MAY BE MADE (A) IN PERSON, (B) BY FEDEX OR OTHER RECOGNIZED OVERNIGHT COURIER SERVICE OR (C) BY FACSIMILE SENT TO US AT (412) 234-2733 OR (412) 234-5529 WITH PHONE CONFIRMATION OF FAX PRESENTATION TO US AT (315) 765-4316 OR (315) 765-4431 SUCH DRAFTS WILL BE PAID IN IMMEDIATELY AVAILABLE FUNDS BEFORE 2:00 P.M. EASTERN STANDARD TIME ON THE BANKING DAY AFTER THE DAY ON WHICH SUCH DRAFT IS SO PRESENTED.  "BANKING DAY" MEANS A DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR BUSINESS IN THE UNITED STATES.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 600).

EXHIBIT B

SECTION 37
LETTER OF CREDIT

37.1    Letter of Credit.  Tenant agrees to provide, at Tenant's sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined below) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below.  The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  As used herein the term "Letter of Credit Required Amount" initially means $196,200.00.

37.2    Delivery of Letter of Credit.  (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the L/C Bank (as defined below) in favor of Landlord, and its successors, assigns and transferees; (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until sixty (60) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord upon the L/C Delivery Date (as defined below).  As used herein, the term "L/C Delivery Date" means the date upon which delivery is required pursuant to the Consent to Sublease, Recognition Agreement and Amendment to Lease by and among Landlord, Tenant and Broadpoint Securities Group, Inc. (f/k/a First Albany Companies), a New York corporation, pursuant to which this Lease became effective between Landlord and Tenant.  So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within sixty (60) days after the Expiration Date  The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 37.  All of Tenant's rights and all of Landlord's obligations under this Lease are strictly contingent on Tenant's delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

37.3    Draws on the Letter of Credit.  Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Article 37.  Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant's failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant's failure to carry out its obligations under this Lease.  In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant's obligations under this Lease, in which case, the terms of Article 26 hereof shall apply thereto.  Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future).  Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default.  Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Article 37 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds.  Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder.  Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code's automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 37.3.  Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the Tenant.  Landlord may draw on the Letter of Credit and/or apply any Deposit in any order.

37.4    Applicable Definitions.

"Draw Event" means each of the following events:

(a) the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events:  (i) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(b)    the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the L/C Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

(c)    the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within five (5) business days after the amount is due; provided that in the event Tenant is entitled to a notice prior to the occurrence of an Event of Default for non-payment of Base Rent pursuant to Section 20.1(a), this Draw Event shall not be deemed to have occurred until expiration of five (5) business days after that notice (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, any failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or to pay any other monetary obligation within five (5) business days after the amount is due).

(d)    the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within thirty (30) days after notice thereof by Landlord or, if the failure is of a nature requiring more than thirty (30) days to cure, then such additional period as is reasonably required to cure the same, but only if Tenant commences cure within such thirty (30) day period and thereafter diligently pursues such cure to completion (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within (i) thirty (30) days from the date of the breach, or (ii) if the failure is of a nature requiring more than thirty (30) days to cure, such additional period as is reasonably required to cure the same, but only if Tenant commences cure within such thirty (30) day period and thereafter diligently pursues such cure to completion).

"Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

"L/C Bank" means any United States bank which is approved by Landlord in Landlord's sole discretion, provided that if the L/C Bank has a current net worth of $27 billion and a tier one ratio greater than 9.0%, Landlord will not unreasonably withhold its approval of the L/C Bank.

"Letter of Credit" means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Section 37.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Schedule B-1, with changes reasonably required by the L/C Bank.

37.5    Transfer of Letter of Credit.  The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.  Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and after Landlord has transferred or assigned the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred.  Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

37.6    Letter of Credit is Not Security Deposit.  Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor, be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7.  The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way:  (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord's rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then  Tenant full and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord's damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

SCHEDULE B-1

FORM OF LETTER OF CREDIT

                                                                                   November __, 2008

Beneficiary:

Post-Montgomery Associates,
  a California general partnership
Post Montgomery Center
One Montgomery Street, Suite 3220
San Francisco, California  94104

Ladies and Gentlemen:

We hereby open in favor of Post-Montgomery Associates, a California general partnership, and its successors and assigns (collectively, "Beneficiary"), and for the account of ___________________, a _________________________, ("Account Party"), our Standby Irrevocable Transferable Letter of Credit No. ________ (the "Credit") for an aggregate amount of _____________________ U.S. Dollars ($___________), effective immediately and expiring at ___________, [City], [State] _________, with our close of business on ________________, 200__.

Funds are available against your sight draft(s) drawn on us, in the form of Annex 1 attached hereto, purportedly signed by an agent of Beneficiary and the original copy of this Credit, presented to our ______________ Office, located at _______________________, [City], [State].

Partial drawings are permitted under this Credit.

We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to the aforesaid office.

This Credit shall constitute a direct draw credit and you shall not be required to give notice to, or make any prior demand or presentment to Account Party with respect to the payment of any sum as to which a draw is made hereunder.

It is a condition of the Credit that it shall be deemed automatically renewed without notice for successive one-year periods from the current or any future expiry date unless we notify the Beneficiary in writing at least sixty (60) days prior to each expiry date that we elect not to renew the Credit for any such additional period.  Any such notice shall be sent via certified mail, return receipt requested, to the Beneficiary's address set forth above or to such other address of Beneficiary as we have received notice from Beneficiary sent to our _______________ Office, ______________________________, Attn: ____________________, ____________________, by certified mail, return receipt requested.

Our obligation under this Credit shall not be affected by any circumstances, claim or defense, real or personal, it being understood that our obligation shall be that of a primary obligor and not that of a surety, guarantor or accommodation maker and we hereby waive any right to defer honoring a draft.

This Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amplified by reference to any document, instrument or agreement referred to herein or in which this Credit is referred to or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

This Credit is transferable without restriction or cost to Beneficiary upon execution by Beneficiary of our standard transfer documents.

This Credit is subject to the International Standby Practices of 1998 Published by the International Chamber of Commerce and to the extent not inconsistent therewith shall also be governed by the laws of the State of California U.S.A. (without giving effect to the conflicts of laws provisions thereof) including, but not limited to, Article 5 of the Uniform Commercial Code as in effect on the date of issuance of this letter of credit.

Very truly yours,

Authorized Signature

Annex 1

(Form of Sight Draft)

Date:

Aggregate Amount:  U.S. Dollars _____________________

To:  [Name of Issuer]

AT SIGHT OF THIS DRAFT, PAY TO THE ORDER OF OURSELVES, THE AGGREGATE AMOUNT OF U.S. DOLLARS (Insert Dollar Amount in words) DRAWN UNDER [NAME OF ISSUER] STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO. __________ DATED

                  [BENEFICIARY]

                      By:___(signature)

                              (Print Name and Title)